POWER OF ATTORNEY

	I, Ted A. Dosch, hereby authorize and designate:
       * Monica M. Gaudiosi, Vice President and General Counsel, Secretary
       * Jessica A. Milner, Chief Securities and Governance Counsel and Assistant Secretary
       * Pamela A. Meredith, Counsel
       * Jean M. Jones, Senior Paralegal

each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form 3, Initial Statement of Beneficial Ownership of Securities, Forms 4, Statements of Changes in Beneficial Ownership, and Forms 5, Annual Statements of Changes in Beneficial Ownership, or any successor reporting forms with the United States Securities and Exchange Commission (the "SEC") for the purpose of complying with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder with respect to my position as a Director of UGI Corporation and its affiliates.
 The duration of this authorization shall be coextensive with my reporting obligations as a present or former Director of UGI Corporation and its affiliates under Section 16 of the Act.


July 25, 2017				/s/ Ted A. Dosch
Date					Name:  Ted A. Dosch



STATE OF Illinois

COUNTY OF Will


	On this 25 day of July, 2017, Ted A. Dosch personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Deborah A. Youtsey
Notary Public
_________________________________
My Commission Expires: 12/12/17